                                                                  EXHIBIT 99.03

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        INDEX TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE QUARTER ENDED JUNE 30, 1997



                                                                            PAGE

         Supplemental Condensed Consolidated Financial Statements
                  (unaudited):

         Supplemental Condensed Consolidated Statements of Income -
                  Three and Six months ended June 30, 1997 and 1996            2

         Supplemental Condensed Consolidated Statements of Financial
                  Condition - June 30, 1997 and December 31, 1996              3

         Supplemental Condensed Consolidated Statements of Cash Flows -
                  Six months ended June 30, 1997 and 1996                      5

         Notes to Supplemental Condensed Consolidated Financial Statements     6

         Management's Discussion and Analysis of Financial Condition
           and Results of Operations                                           9

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
            SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

   ----------------------------------------------------------------------------------------------------------------------
   Dollars in millions                                                    Three  Months                Six Months

   Period Ended June 30,                                              1997           1996           1997           1996
   ----------------------------------------------------------------------------------------------------------------------
   Revenues:
      Commissions                                                  $  686         $  661          $1,402         $1,365
      Investment banking                                              475            548             959          1,007
      Principal transactions                                          709            861           1,471          1,800
      Asset management and administration fees                        399            342             788            668
      Other                                                            25             31              53             60
   ----------------------------------------------------------------------------------------------------------------------
   Total noninterest revenues                                       2,294          2,443           4,673          4,900
   ----------------------------------------------------------------------------------------------------------------------
      Interest and dividends                                        3,008          2,343           5,499          4,830
      Interest expense                                              2,578          1,941           4,747          4,028
   ----------------------------------------------------------------------------------------------------------------------
   Net interest and dividends                                         430            402             752            802
   ----------------------------------------------------------------------------------------------------------------------
   Revenues, net of interest expense                                2,724          2,845           5,425          5,702
   ----------------------------------------------------------------------------------------------------------------------
   Noninterest expenses:
      Compensation and benefits                                     1,442          1,443           2,921          2,906
      Communications                                                  124            117             245            233
      Occupancy and equipment                                         110            109             216            218
      Floor brokerage and other production                             86             74             172            148
      Advertising and market development                               70             51             132            106
      Professional services                                            47             55              88             97
      Other operating and administrative expenses                     106            124             234            241
   ----------------------------------------------------------------------------------------------------------------------
   Total noninterest expenses                                       1,985          1,973           4,008          3,949
   ----------------------------------------------------------------------------------------------------------------------
   Income from continuing operations before income taxes              739            872           1,417          1,753
   Provision for income taxes                                         288            345             555            693
   ----------------------------------------------------------------------------------------------------------------------
   Income from continuing operations                                  451            527             862          1,060
   Loss from discontinued operations, net of tax                        -             (7)              -            (41)
   ----------------------------------------------------------------------------------------------------------------------
   Net income                                                      $  451         $  520          $  862         $1,019
   ======================================================================================================================

 The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
      SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       June 30,                      December 31,
Dollars in millions                                                                      1997                            1996
------------------------------------------------------------------------------------------------------------------------------------
Assets:
Cash and cash equivalents                                                                $     2,293                    $  1,607
Cash segregated and on deposit for Federal and other regulations
    or deposited with clearing organizations                                                   1,475                       1,446

Collateralized short-term financing agreements:
   Securities purchased under agreements to resell                           77,157                      72,881
   Deposits paid for securities borrowed                                     42,122                      25,104
                                                                            -------                     -------
                                                                                             119,279                      97,985

Financial instruments and commodities owned and contractual commitments:
    Government and government agency securities - U.S.                       60,489                      51,980
    Government and government agency securities - non-U.S.                   43,407                      35,189
    Corporate debt securities                                                17,119                      14,668
    Equity securities                                                         8,435                       7,396
    Contractual commitments                                                   7,810                       7,218
    Mortgage loans and collateralized mortgage securities                     4,321                       4,345
    Other financial instruments                                               5,806                       4,777
    Physical commodities                                                      1,366                         995
                                                                            -------                     -------
                                                                                             148,753                     126,568
Receivables:
   Customers                                                                 12,280                       9,488
   Brokers, dealers and clearing organizations                                2,082                       2,103
   Other                                                                        792                       1,760
                                                                            -------                     -------
                                                                                              15,154                      13,351

Assets securing collateralized mortgage obligations                                              337                         394

Property, equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $846 and
  $798, respectively                                                                             955                         959

Net realizable value of discontinued operations                                                                              490

Excess of purchase price over fair value of net assets acquired, net
  of accumulated amortization of $153 and $146, respectively                                     398                         405

Other assets                                                                                   3,054                       2,909
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                $291,698                    $246,114
===================================================================================================================================

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
      SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------
                                                                               June 30,                      December 31,
Dollars in millions                                                               1997                            1996
------------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity:

Commercial paper and other short-term borrowings                                $   12,286                        $ 10,020


Collateralized short-term financing agreements:
   Securities sold under agreements to repurchase                    125,478                        97,269
   Deposits received for securities loaned                             9,239                         5,525
                                                                     -------                         -------
                                                                                   134,717                         102,794
Financial instruments and commodities sold,
  not yet purchased, and contractual commitments:
   Government and government agency securities - U.S.                 40,005                        41,864
   Government and government agency securities - non-U.S.             36,126                        31,699
   Contractual commitments                                            10,747                         9,984
   Equity securities                                                   7,474                         6,142
   Corporate debt securities                                           2,578                         2,343
                                                                     -------                         -------
                                                                                    96,930                          92,032
Payables and accrued liabilities:
   Customers                                                           7,913                         8,160
   Brokers, dealers and clearing organizations                         4,237                         1,859
   Other                                                               7,628                         6,737
                                                                     -------                         -------
                                                                                    19,778                          16,756
Collateralized mortgage obligations                                                    327                             384
Term debt                                                                           18,816                          15,748
                                                                                   -------                         -------
Total liabilities                                                                  282,854                         237,734

Redeemable preferred stock, Series A                                                   420                             420
Guaranteed preferred beneficial interests in Company
   subordinated debt securities                                                        345                             345

Stockholder's equity:
   Preferred stock, Series D and E                                       450                           450
   Common stock (par value $.01 per share 1,000 shares
      authorized; 1,000 shares issued and outstanding)                     -                             -
   Additional paid-in capital                                          2,400                         2,399
   Retained earnings                                                   6,994                         6,433
   Cumulative translation adjustments                                      4                            10
   Treasury stock                                                     (1,769)                       (1,677)
                                                                     -------                         -------
Total stockholder's equity                                                           8,079                           7,615
------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                       $ 291,698                        $246,114
==============================================================================================================================

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------------
  Dollars in millions
  Six Months Ended June 30,                                                                           1997           1996
-------------------------------------------------------------------------------------------------------------------------------
  Cash flows from operating activities:
  Net income adjusted for noncash items -
   Net income                                                                                      $   862         $ 1,019
   Depreciation and amortization                                                                       144             148
-------------------------------------------------------------------------------------------------------------------------------
   Cash items included in net income                                                                 1,006           1,167
-------------------------------------------------------------------------------------------------------------------------------
  (Increase) decrease in operating assets -
   Cash segregated and on deposit for Federal and other regulations or
     deposited with clearing organizations                                                             (29)             12
   Collateralized short-term financing agreements                                                  (21,294)         (7,870)
   Financial instruments and commodities owned and contractual commitments                         (22,185)          9,855
   Receivables                                                                                      (1,818)           (203)
   Other assets                                                                                       (180)             88
-------------------------------------------------------------------------------------------------------------------------------
    (Increase) decrease in operating assets                                                        (45,506)          1,882
-------------------------------------------------------------------------------------------------------------------------------
  Increase (decrease) in operating liabilities -
   Collateralized short-term financing agreements                                                   31,923         (14,921)
   Financial instruments and commodities sold, not yet purchased, and contractual
     commitments                                                                                     4,898          15,865
   Payables and accrued liabilities                                                                  3,032          (1,905)
-------------------------------------------------------------------------------------------------------------------------------
   Increase (decrease) in operating liabilities                                                     39,853            (961)
-------------------------------------------------------------------------------------------------------------------------------
  Cash provided by (used in) operating activities                                                   (4,647)          2,088
-------------------------------------------------------------------------------------------------------------------------------
  Cash flows from financing activities:
   Increase (decrease) in commercial paper and other short-term
      borrowings                                                                                     2,266          (2,486)
   Proceeds from issuance of term debt                                                               4,596           2,871
   Term debt maturities and repurchases                                                             (1,392)         (2,119)
   Collateralized mortgage obligations                                                                 (63)           (284)
   Dividends paid                                                                                     (286)           (478)
   Issuance of preferred stock                                                                           -             250
   Other capital transactions                                                                          (98)            (49)
-------------------------------------------------------------------------------------------------------------------------------
  Cash provided by (used in) financing activities                                                    5,023          (2,295)
-------------------------------------------------------------------------------------------------------------------------------
  Cash flows from investing activities:
   Assets securing collateralized mortgage obligations                                                  63             351
   Proceeds from sale of Basis Petroleum                                                               365               -
   Property, equipment and leasehold improvements                                                      (98)           (112)
   Other                                                                                               (20)            (55)
-------------------------------------------------------------------------------------------------------------------------------
  Cash provided by investing activities                                                                310             184
-------------------------------------------------------------------------------------------------------------------------------
  Increase (decrease) in cash and cash equivalents                                                     686             (23)
  Cash and cash equivalents at January 1                                                             1,607           1,962
-------------------------------------------------------------------------------------------------------------------------------
  Cash and cash equivalents at June 30                                                              $2,293          $1,939
===============================================================================================================================

Interest paid did not differ materially from the amount of interest expense recorded for financial statement purposes.

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       The Merger

         See Note 1 of Notes to supplemental consolidated financial statements as of December 31, 1996 and for the three years then ended included herewith as Exhibit 99.01.

         As a result of the Merger, the Company expects to record an after-tax restructuring charge of between $400 million and $500 million primarily for severance and costs related to excess or unused office space and other facilities.

2.       Summary of Significant Accounting Policies

         Basis of Presentation

         The supplemental condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, which requires the use of management's best judgment and estimates. Estimates, including the fair value of financial instruments, commodities and contractual commitments, may vary from actual results.

         The supplemental condensed consolidated financial statements reflect the combination of the accounts of the Company including Salomon and Smith Barney. All material intercompany balances and transactions have been eliminated. These interim supplemental condensed consolidated financial statements are unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been reflected.

         Certain financial information that is normally included in financial statements prepared in accordance with generally accepted accounting principles, but is not required for interim reporting purposes, has been condensed or omitted.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

3.       Capital Requirements

         Certain U.S. and non-U.S. subsidiaries are subject to securities and commodities regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. Capital requirements related to the Company's principal regulated subsidiaries are as follows:

                                                                                                        NET           EXCESS OVER
(DOLLARS IN MILLIONS)                                                                                   CAPITAL OR    MINIMUM
SUBSIDIARY                                                       JURISDICTION                           EQUIVALENT    REQUIREMENTS
----------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Inc                      U.S. Securities and Exchange Commission                       $  1,011        $   938
                                          Uniform Net Capital Rule (Rule 15c3-1)

Smith Barney Inc.                         U.S. Securities and Exchange Commission                       $  1,300        $ 1,122
                                          Uniform Net Capital Rule (Rule 15c3-1)

Salomon Brothers International Limited    United Kingdom's Securities and Futures Authority             $  3,937        $   483

Salomon Brothers Asia Limited             Japan's Ministry of Finance                                   $    384        $   305

Salomon Brothers AG                       Germany's Banking Supervisory Authority                       $    225        $     1

The Robinson-Humphrey Company, Inc.       U.S. Securities and Exchange Commission                       $     77        $    76
                                          Uniform Net Capital Rule (Rule 15c3-1)

Smith Barney Europe, Ltd.                 United Kingdom's Securities and Futures Authority             $    127        $    91

In addition, in order to maintain its triple-A rating, Salomon Swapco Inc ("Swapco") must maintain minimum levels of capital in accordance with agreements with its rating agencies. At June 30, 1997, Swapco was in compliance with all such agreements. Swapco's capital requirements are dynamic, varying with the size and concentration of its counterparty receivables.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

4.       Contractual Commitments

         A summary of the Company's contractual commitments as of June 30, 1997 and December 31, 1996 is as follows:

                                                                             JUNE 30, 1997                  DECEMBER 31, 1996
                                                                 ------------------------------------   ----------------------------
                                                                                 CURRENT MARKET OR              CURRENT MARKET OR
                                                                                    FAIR VALUE                       FAIR VALUE
                                                                   NOTIONAL   --------------------   NOTIONAL  ---------------------
DOLLARS IN BILLIONS                                                 AMOUNTS   ASSETS   LIABILITIES   AMOUNTS    ASSETS   LIABILITIES
------------------------------------------------------------------------------------------------------------------------------------
Exchange-issued products:
   Futures contracts (a)                                           $  572.8  $   --    $   --       $  530.9    $ --        $   --
   Other exchange-issued products:
     Equity contracts                                                  15.9        .2        .5         13.1        .1            .2
     Fixed income contracts                                            93.7      --        --           61.2      --            --
     Foreign exchange contracts                                          .1      --        --           --        --            --
     Physical commodities contracts                                     4.1      --        --            5.0      --            --
------------------------------------------------------------------------------------------------------------------------------------
Total exchange-issued products                                        686.6        .2        .5        610.2        .1            .2
------------------------------------------------------------------------------------------------------------------------------------
Over-the-counter ("OTC") swaps, swap options, caps and floors:
   Swaps (b)                                                        1,066.6                            858.3
   Swap options written                                                17.6                             10.8
   Swap options purchased                                              31.7                             24.1
   Caps and floors                                                    143.7                            117.1
------------------------------------------------------------------------------------------------------------------------------------
Total OTC swaps, swap options, caps and floors                      1,259.6       3.8       6.4      1,010.3       4.2           6.6
------------------------------------------------------------------------------------------------------------------------------------
OTC foreign exchange contracts and options:
   Forward currency contracts (b)                                     118.0        .8        .6         96.3        .7            .6
   Options written                                                     42.5      --          .4         37.1      --              .3
   Options purchased                                                   45.7        .7      --           38.7        .5          --
------------------------------------------------------------------------------------------------------------------------------------
Total OTC foreign exchange contracts and options                      206.2       1.5       1.0        172.1       1.2            .9
------------------------------------------------------------------------------------------------------------------------------------
Other options and contractual commitments:
   Options, warrants and forwards on equities and                      57.6       1.8       2.5         45.8       1.1           1.8
   equity indices
   Options and forward contracts on fixed-income                      270.6        .3        .1        202.8        .3            .2
   securities
   Physical commodities contracts                                      17.3        .2        .2         22.6        .3            .3
------------------------------------------------------------------------------------------------------------------------------------
Total contractual commitments                                      $2,497.9  $    7.8  $   10.7     $2,063.8  $    7.2      $   10.0
------------------------------------------------------------------------------------------------------------------------------------

 (a) Margin on futures contracts is included in receivables or payables on the supplemental condensed consolidated statements of financial condition.
 (b) Includes notional values of swap agreements or forward currency contracts for non-trading activities (primarily related to the Company's fixed-rate long-term debt, TRUPS and preferred stock) of $19.4 billion and $1.7 billion at June 30, 1997 and $16.0 billion and $2.0 billion at December 31, 1996, respectively.

              SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
THE MERGER

On November 28, 1997, a newly formed wholly-owned subsidiary of Travelers Group Inc. was merged into Salomon Inc ("Salomon"). Pursuant to the merger agreement, Salomon common stockholders received 1.695 shares of Travelers Group Inc. common stock for each share of Salomon common stock after giving effect to the three-for-two stock split declared by the Board of Directors of Travelers Group Inc. and paid on November 19, 1997; each share of preferred stock of Salomon was exchanged for a share of a substantially identical series of preferred stock of Travelers Group Inc.; and Salomon became a wholly-owned subsidiary of Travelers Group Inc. Following this merger, Salomon and Smith Barney Holdings Inc. ("Smith Barney") were merged (the "Merger") to form Salomon Smith Barney Holdings Inc. (collectively, with its subsidiaries the "Company"). The transaction is a tax free exchange. The supplemental condensed consolidated financial statements give retroactive effect to the Merger in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney had always been combined. Certain reclassifications have been made to conform the accounting policies of Salomon and Smith Barney.

As a result of the Merger, the Company expects to record an after-tax restructuring charge of between $400 and $500 million primarily for severance and costs related to excess or unused office space and other facilities.

RESULTS OF OPERATIONS

The Company reported net income from continuing operations of $451 million for the three months ended June 30, 1997 (the "1997 Quarter"), a decline from the $527 million reported for the three months ended June 30, 1996 (the "1996 Quarter"). Revenues, net of interest expense, declined to $2,724 million in the 1997 Quarter compared to $2,845 million in the 1996 Quarter.

For the six months ended June 30, 1997 (the "1997 Period") the Company reported net income from continuing operations of $862 million, a decline from the $1,060 million reported for the six months ended June 30, 1996 (the "1996 Period"). Revenues, net of interest expense, declined to $5,425 million in the 1997 Period compared to $5,702 million in the 1996 Period.

Commission revenues were $686 million in the 1997 Quarter up slightly from the $661 million reported in the 1996 Quarter, as an increase in listed securities was offset by declines in mutual funds and over-the-counter securities commissions. Commission revenues were $1,402 in the 1997 Period compared to $1,365 in the 1996 Period.

Global investment banking revenues declined to $475 million in the 1997 Quarter compared to $548 million in the 1996 Quarter, primarily as a result of a decline in equity underwritings. This decline was offset to an extent by increases in advisory and debt underwriting fees. Global investment banking revenues declined to $959 million in the 1997 period compared to $1,007 in the 1996 Period.

Principal transaction revenues decreased to $709 million in the 1997 Quarter compared to $861 million in the 1996 Quarter. This decrease is the result of lower revenues from fixed income and equity proprietary and customer trading, partially offset by an increase in physical commodities trading revenues. Principal transaction revenues declined to $1,471 million in the 1997 Period compared to $1,800 million in the 1996 Period as a result of lower fixed income proprietary trading revenues and revenues from physical commodities trading, partially offset by an increase in equity proprietary trading revenues.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                                RESULTS OF OPERATIONS

Asset management and administration fees increased 17% to $399 million in the 1997 Quarter compared to $342 million in the 1996 Quarter. This reflects broad growth in all recurring fee-based products. Asset management and administration fees increased 18% to $788 million in the 1997 Period compared to $668 million in the 1996 Period. At June 30, 1997, internally managed assets were $147.5 billion and total fee-based assets under management were $200.6 billion compared to $118.9 billion and $158.6 billion, respectively, at June 30, 1996.

Total assets under fee-based management were composed of the following:

                                                                 As of June 30,
(in billions)                                                  1997          1996
-------------                                                 -----         -----
Money market funds                                           $  44.1       $  38.7
Mutual funds                                                    46.4          39.2
Managed accounts                                                47.2          34.3
Financial Consultant managed accounts                            9.8           6.7
                                                             -------       -------

  Total internally managed assets                              147.5         118.9
                                                             -------       -------

Consulting Group externally managed assets                      53.1          39.7
                                                             -------       -------

  Total fee-based assets under management                    $ 200.6       $ 158.6
                                                             =======       =======

Net interest and dividends increased 7% to $430 million for the 1997 Quarter from $402 million in the 1996 Quarter, primarily due to increased margin lending to clients and higher levels of interest-earning net assets. Net interest and dividends declined to $752 million in the 1997 Period compared to $802 million in the 1996 Period.

Total expenses, excluding interest, increased slightly to $1,985 million in the 1997 Quarter from $1,973 million in the 1996 Quarter. Compensation and benefits expense, as a percentage of net revenues, for the 1997 Quarter was 53% compared to 51% in the 1996 Quarter and non-compensation expense as a percentage of net revenues was 20% in the 1997 Quarter compared to 19% in the 1996 Quarter. The Company continues to maintain its focus on controlling fixed expenses.

Total expenses, excluding interest, increased 1% to $4,008 million in the 1997 Period from $3,949 million in the 1996 Period. Compensation and benefits expense, as a percentage of net revenues, for the 1997 Period was 54% compared to 51% in the 1996 Period and non-compensation expense as a percentage of net revenues was 20% in the 1997 Period compared to 18% in the 1996 Period.

LIQUIDITY AND CAPITAL RESOURCES

The Company's total assets were $292 billion at June 30, 1997, up from $246 billion at December 31, 1996. Due to the nature of the Company's trading activities, including its matched book activities, it is not uncommon for the Company's asset levels to fluctuate from period to period. The Company's balance sheet is highly liquid, with the vast majority of its assets consisting of marketable securities and collateralized short-term financing agreements arising from securities transactions. The highly liquid nature of these assets provides the Company with flexibility in financing and managing its business. The Company monitors and

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

evaluates the adequacy of its capital and borrowing base on a daily basis in order to allow for flexibility in its funding, to maintain liquidity, and to ensure that its capital base supports the regulatory capital requirements of its subsidiaries.

Smith Barney and Phibro have committed uncollateralized revolving lines of credit totaling $2.0 billion and $500 million, respectively. Smith Barney may borrow under its revolving credit facility at various interest rate options (LIBOR, CD or base rate) and compensates the bank for the facility through commitment fees. In addition, Salomon Brothers Inc has a $2.1 billion committed secured standby bank credit facility for financing securities positions which enables it to borrow on a secured basis using a variety of financial instruments as collateral and Salomon Brothers International Limited has a committed securities repurchase facility in the amount of $1 billion. At June 30, 1997 there were no outstanding borrowings under these facilities. The Company also has substantial borrowing arrangements consisting of facilities that the Company has been advised are available, but where no contractual lending obligation exists. These arrangements are reviewed on an ongoing basis to ensure flexibility in meeting the Company's short-term requirements.

Unsecured term debt is a significant component of the Company's long-term capital. Term debt totaled $18.8 billion at June 30, 1997 compared with $15.7 billion at December 31, 1996.

The Company's borrowing relationships are with a broad range of banks, financial institutions and other firms from which it draws funds. The volume of the Company's borrowings generally fluctuates in response to changes in the level of the Company's securities inventories, customer balances, the amount of reverse repurchase transactions outstanding (i.e., purchases of securities under agreements to resell the same security) and securities borrowed transactions. As the Company's activities increase, borrowings generally increase to fund the additional activities. Availability of financing to the Company can vary depending upon market conditions, credit ratings, and the overall availability of credit to the securities industry. The Company seeks to expand and diversify its funding mix as well as its creditor sources. Concentration levels for these sources, particularly for short-term lenders, are closely monitored both in terms of single investor limits and daily maturities.

The Company monitors liquidity by tracking asset levels, collateral and funding availability to maintain flexibility to meet its financial commitments. As a policy, the Company attempts to maintain sufficient capital and funding sources in order to have the capacity to finance itself on a fully collateralized basis in the event that the Company's access to unsecured financing was impaired. The Company's liquidity management process includes a contingency funding plan designed to ensure adequate liquidity even if access to unsecured funding sources is severely restricted or unavailable. This plan is reviewed periodically to keep the funding options current and in line with market conditions. The management of this plan includes an analysis which is utilized to determine the Company's ability to withstand varying levels of stress, which could impact its liquidation horizons and required margins. In addition, the Company monitors its leverage and capital ratios on a daily basis. Net assets (total assets less securities purchased under agreements to resell) to equity (including redeemable preferred stock and TRUPS) ratio at June 30, 1997 and December 31, 1996 was 24.3x and 20.7x, respectively.